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                                                                 EXHIBIT 10.51


                                 SEVERANCE AGREEMENT

     THIS SEVERANCE AGREEMENT ("Agreement") is made as of this 17th day of October, 1997, by and between CXR TELCOM CORPORATION ("CXR"), with an address at 4290 East Brickell Street, Ontario, California 91761, CRITICAL COMMUNICATIONS INCORPORATED ("Critical"), with an address at 218 Riverside Avenue, St. Charles, Illinois 60174 and ______________________ ("Employee"), with an address at
_______________________.


                                 W I T N E S S E T H

     WHEREAS, CXR, MicroTel, Critical and Employee and certain other shareholders of Critical (collectively the "Selling Shareholders") are parties to a certain Share Exchange Agreement dated of every date herewith (the "Share Exchange Agreement") whereby MicroTel, in exchange for all of the common stock of Critical, has delivered to the Selling Shareholders Five Hundred Thousand (500,000) shares of MicroTel common stock; and

     WHEREAS, as a material inducement for CXR to purchase all of the outstanding shares of Critical common stock from Employee and the other Selling Shareholders pursuant to the Share Exchange Agreement, Employee hereby agrees to certain terms and restrictions on his employment.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants and agreements hereinafter contained the parties hereto agree as follows:


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I.   AT-WILL EMPLOYEE.

     Employee acknowledges that this Severance Agreement does not constitute a contract of employment for any specified term and that Employee shall be and remain at all times an "at will" employee of Critical (or CXR, if Critical is merged into CXR after the Closing).

II.  SALARY.

     As of the date of this Agreement, Employee's annual salary will be $________ . Employee shall also be entitled to such benefits as are currently offered to persons in similar positions with CXR.

III. TERMINATION WITHOUT CAUSE; SEVERANCE.

     Critical may terminate Employee's employment without cause at any time without prior notice to Employee. If termination without cause occurs before the end of three years from the date hereof, then Employee shall be entitled as severance to have his salary continued until the date which is three years from the date hereof; provided, however, that if termination occurs during the third year, Employee's salary shall be continued for one year thereafter. From and after the date which is three (3) years from the date hereof, Employee shall be entitled only to such severance as may be mandated by CXR policy as in effect from time to time.

     A "Constructive Discharge" shall be treated as a termination of employment without cause. A Constructive Discharge shall be deemed to have occurred if Employee resigns his employment after any material reduction is made by Critical or CXR in the duties or


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salary or benefits of Employee from that in effect on the date hereof, or if
Employee is required to move his place of employment more than 30 miles from St. Charles, Illinois.

IV.  COVENANT NOT TO COMPETE.

     4.1. RESTRICTIONS. During his employment with Critical/CXR and for a period of two (2) years thereafter (six (6) months thereafter in the event of a termination without cause provided Employer continues salary payments to Employee during such six month period), he will not act as a principal, agent, shareholder, employer, consultant, control person, stockholder, director or co-partner of any person, firm, business entity other than Critical and/or CXR, their subsidiaries and affiliates, or in any individual or representative capacity whatsoever, directly or indirectly, without the express consent of CXR and Critical pursuant to which he:

          (a) engages or participates or is employed in the telecommunication test equipment business (the "Business") in North America; provided, however, that the ownership by Employee of not more than five percent (5%) of a publicly-traded corporation shall not be deemed to be a violation of this covenant as long as Employee does not become a controlling person or actively involved in the management of such corporation or business venture;

          (b) approaches, solicits business from, or otherwise does business or deals with any customer of Critical and/or CXR, their subsidiaries and affiliates, who are customers of Critical and/or CXR in connection with the Business.


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          (c)  approaches, counsels, solicits, assists to solicit or attempts to induce any person who is then in the employ of Critical and/or CXR, their subsidiaries and affiliates, its affiliates or subsidiaries to leave the employ of Critical and/or CXR, their subsidiaries and affiliates, or employ or attempt to employ on behalf of any person or entity any such person or persons who at any time during the preceding six months was in the employ of Critical and/or CXR, their subsidiaries and affiliates;

          (d) aid or counsel any other person, firm, corporation or business entity to do any of the above.

     For purposes of this Section 4.1, the term "customer" shall mean (i) any person or entity who was a customer of Critical and/or CXR, their subsidiaries and affiliates, at any time during the last two months (2) prior to the date Employee's employment with CXR and/or Critical terminates, and (ii) any prospective customer to whom Critical and/or CXR, their subsidiaries and affiliates, had made a presentation (or similar offering of product(s)) during the one (1) year prior to the date Employee's employment with CXR and/or Critical terminates.

     Employee acknowledges (i) that his position with Critical places him in a position of confidence and trust with the customers and the employees of Critical and/or CXR, their subsidiaries and affiliates, through which, among other things, he shall obtain knowledge of such organizations "technical information" and "know-how" and become acquainted with their customers, in which matters such organizations have substantial proprietary interests, (ii)


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that the restrictive covenants set forth above are necessary in order to protect and maintain such proprietary interests and the other legitimate business interests of Critical and/or CXR, their subsidiaries and affiliates and (iii) that Critical and/or CXR, their subsidiaries and affiliates would not have entered into this Agreement unless such covenants were included herein.

     Employee also acknowledges that the business of Critical and/or CXR, their subsidiaries and affiliates presently extends throughout North America, that he has personally supervised or engaged in such business on behalf of Critical and/or CXR, their subsidiaries and affiliates, or will do so pursuant to the terms of this Agreement, and, accordingly, it is reasonable that the restrictive covenants set forth above are not more limited as to geographic area than is set forth therein. Employee also represents to Critical that the enforcement of such covenants will not prevent Employee from earning a livelihood.

     If any of the provisions of this Section, or any part thereof, is hereinafter construed to be invalid or unenforceable, the same shall not affect the remainder of such provision or provisions, which shall be given full effect, without regard to the invalid portions. If any of the provisions of this Section, or any part thereof, is held to be unenforceable because of the duration of such provision, the area covered thereby or the type of conduct restricted therein, the parties agree that the court making such determination shall have the power to modify the duration, geographic area and/or other terms of such provision and, as so


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modified, said provision shall then be enforceable. In the event that the courts of any one or more jurisdictions shall hold such provisions wholly or partially unenforceable by reason of the scope thereof or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect Critical's right to the relief provided for herein in the Courts of any other jurisdictions as to breaches or threatened breaches of such provisions in such other jurisdictions, the above provisions as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

     4.2 SURVIVAL. The provisions of Section 4.1 shall survive the termination of this Agreement.

V.   CONFIDENTIAL INFORMATION.

     5.1. DISCLOSURE OF INFORMATION. Employee recognizes and acknowledges that the financial information, trade secrets, technical information and confidential or proprietary information of Critical and/or CXR, their subsidiaries and affiliates including such information as may exist from time to time, and information as to the identity of customers or prospective customers of Critical and/or CXR, their subsidiaries and affiliates and other similar items, are valuable, special and unique assets of Critical's and CXR's business, access to and knowledge of which are essential to the performance of the duties of Employee hereunder. Employee will not, during or after the term hereof, in whole or in part, disclose such secrets or confidential, technical or proprietary information to any person, firm, corporation, association or other entity for


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any reason or purpose whatsoever, nor shall Employee make use of any such property or information for his own purpose or for the benefit of any person, firm, corporation or other entity (except Critical and/or CXR, their subsidiaries and affiliates) under any circumstances, during or after the term hereof, except as may be required pursuant to the terms of a Court Order or as otherwise required by law, provided that these restrictions shall not apply to such secrets or information which are then in the public domain (provided that Employee was not responsible directly or indirectly, for such secrets or information entering the public domain without the consent of Critical).

     5.2. OWNERSHIP OF INVENTIONS. Except as may be required otherwise by applicable law, all of Employee's right, title and interest in all developments or improvements devised or conceived by Employee, alone or with others, during his working hours, as well as in all developments or improvements devised or conceived by Employee, alone or with others, which relate to any business in which Employee is then engaged or contemplating engaging, regardless of when devised or conceived, is the exclusive property of Critical and CXR. Employee shall promptly disclose all such developments and improvements to CXR. Employee shall not use or disclose any such developments or improvements, other than in furtherance of Critical's or CXR's business, without CXR's prior written consent.

     5.3. RETURN MEMORANDA. Employee hereby agrees to deliver promptly to Critical, on termination of this Agreement, or at any


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other time Critical may so request, all memoranda, notes, records, reports, manuals, drawings and other documents (and all copies thereof) relating to Critical's or CXR's business and all property associated therewith, which he may then possess or have under his control.

     5.4. SURVIVAL. The provisions of Section 5.1, 5.2 and 5.3 shall survive the termination of this Agreement.

VI.  INJUNCTIVE RELIEF.

     6.1. Employee acknowledges that the remedy at law for any breach or threatened breach of Articles IV and V hereof by the Employee will be inadequate, and that, accordingly, CXR and/or Critical shall, in addition to all other available remedies (including without limitation seeking such damages as it can show it has sustained by reason of such breach), be entitled to injunctive relief without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law. Employee agrees not to plead or defend on grounds of adequate remedy at law or any similar defense in any action by Critical and/or CXR against him or injunctive relief or for specific performance of any of his obligations pursuant to Articles IV and V hereof. Nothing herein shall be construed as prohibiting Critical and/or CXR from pursuing any other remedies for such breach or threatened breach.


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VII. MISCELLANEOUS PROVISIONS.

     7.1. NOTICES AND COMMUNICATIONS. All notices and communications hereunder shall be in writing and shall be hand delivered or sent postage prepaid by registered or certified mail, return receipt requested, to the address first above written or to such other address of which notice shall have been given in the manner herein provided.

     7.2. ENTIRE AGREEMENT. Except for the terms of the Share Exchange Agreement and the Contingent Stock Agreement, which are incorporated herein by reference, all prior and contemporaneous agreements and understandings between the parties with respect to the subject matter of this Agreement are superseded by this Agreement, and this Agreement constitutes the entire understanding between the parties. This Agreement may not be modified, amended, changed or discharged except by a writing signed by the parties hereto, and then only to the extent therein set forth.

     7.3. ASSIGNMENT. This Agreement may be assigned by Critical and shall be binding upon and inure to the benefit of Critical's successors and assigns.

     7.4. WAIVER. No waiver of any breach of this Agreement or of any objection to any act or omission connected herewith shall be implied or claimed by any party, or be deemed to constitute a consent to any continuation of such breach, act or omission, unless in a writing signed by the party against whom enforcement of such waiver or consent is sought, and then only to the extent therein set forth.


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     7.5. SECTION HEADINGS.  The section headings of this Agreement are solely for the purpose of convenience and shall neither be deemed a part of this agreement nor used in any interpretation thereof.

     7.6. GOVERNING LAW. This agreement and the relationship of the parties shall be governed by, and construed in accordance with, the laws of the State of Illinois.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.


Dated:                        CXR TELCOM CORPORATION




                              By:
                                  --------------------------------
                                  Henry A. Mourad, President



                              CRITICAL COMMUNICATIONS INCORPORATED



                              By:
                                  --------------------------------
                                  Henry A. Mourad, President



                              EMPLOYEE


                              By:
                                  --------------------------------



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